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                                                                      Exhibit 5
                              BAKER & HOSTETLER LLP
                            3200 NATIONAL CITY CENTER
                               1900 E. 9TH STREET
                           CLEVELAND, OHIO 44114-3485

                                November 14, 2000


LESCO, Inc.
20005 Lake Road
Rocky River, Ohio 44116

         Re: The LESCO, Inc. 2000 Broad Based Stock Option Plan The LESCO, Inc. 2000 Stock Incentive Plan

Ladies and Gentlemen:

                  We have acted as counsel to LESCO, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to an aggregate of 1,250,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to The LESCO, Inc. 2000 Broad Based Stock Option Plan (the "Broad Based Plan") and The LESCO, Inc. 2000 Stock Incentive Plan (the "Option Plan" and together with The Broad Based Plan, the "Plans").

                  We have examined the Company's Amended Articles of Incorporation, the Company's Amended Code of Regulations, the Plans and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

                  Based solely thereon, we are of the opinion that the 250,000 Common Shares available for issuance under the Broad Based Plan and the 1,000,000 Common Shares available for issuance under the Option Plan, when issued, delivered and paid for pursuant to the Broad Based Plan or the Option Plan, as applicable, will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 8 of Part II to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,


                                              /s/ Baker & Hostetler LLP